Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-83960 of Fresh Brands, Inc. on Form S-8 of our report dated June 24, 2004, appearing in this Annual Report on Form 11-K of Fresh Brands Distributing Retirement Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 24, 2004